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Filed pursuant to Rule 424(b)(5)
Registration No. 333-218282

PROSPECTUS SUPPLEMENT
To Prospectus dated July 10, 2017

4,250,000 Shares

Common Stock

$7.50 per share

We are offering 4,250,000 shares of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol "CNTY." The last sale price of our common stock on November 15, 2017, as reported by the NASDAQ Capital Market, was $8.99 per share.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

	Per Share		Total
Public Offering Price	$7.50		$31,875,000.00
Underwriting Discounts and Commissions(1)	$0.39	(2)	$1,673,437.50
Proceeds to Us, Before Expenses	$7.11	(2)	$30,201,562.50

(1)
See "Underwriting" for additional disclosure regarding underwriting discounts and commissions and expense reimbursement.

(2)
Rounded to two decimal places.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 637,500 shares of our common stock solely to cover over-allotments. Delivery of the securities offered hereby is expected to be made on or about November 21, 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Stifel	Roth Capital Partners

Co-Managers

Craig-Hallum Capital Group	Union Gaming

The date of this prospectus supplement is November 17, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, including the documents incorporated or deemed to be incorporated herein by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated or deemed to be incorporated therein by reference, provides more general information about us and our securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated or deemed incorporated by reference. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated or deemed to be incorporated by reference herein and therein, as well as the additional information described under "Where You Can Find More Information" on page S-16 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any filing that is incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        In this prospectus supplement, the symbol "$" refers to U.S. dollars, the term "CAD" refers to Canadian dollars and the term "GBP" refers to the British pound.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including "Risk Factors" beginning on page S-4 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time.

 Overview

Our Business

        Century Casinos, Inc., a Delaware corporation founded in 1992, is an international casino entertainment company that develops and operates gaming establishments as well as related lodging, restaurant, horse racing (including off-track betting) and entertainment facilities around the world. Our main goal is to grow our business worldwide by actively pursuing the development or acquisition of new gaming opportunities and reinvesting in our existing operations.

        As of September 30, 2017, we owned three casino operations in Alberta, Canada and two casino and hotel facilities in Colorado; held a majority ownership interest in six casinos throughout Poland, a racetrack and entertainment center in Calgary, Alberta, Canada and the pari-mutuel off-track betting network in southern Alberta, Canada; managed 14 ship-based casinos on international waters through concession agreements with four cruise ship owners with a total of 236 slot machines and 43 tables; managed a casino in Aruba and provided gaming services in Argentina.

Additional Projects Under Development

        In September 2016, we were selected by Horse Racing Alberta as the successful applicant to own, build and operate a horse racing facility in the Edmonton market area, which we are planning to operate as Century Mile Racetrack and Casino. In March 2017, we received approval for the Century Mile project from the Alberta Gaming and Liquor Commission. Century Mile will be a one-mile horse racetrack and a multi-level entertainment center. The project is located on Edmonton International Airport land close to the city of Leduc, south of Edmonton. We began construction of the Century Mile project in July 2017. We estimate this project will cost approximately CAD 60 million ($48.1 million based on the exchange rate in effect as of September 30, 2017) and that construction of this project will be completed by the fourth quarter of 2018. We plan to use up to $25 million of the net proceeds from this offering for construction of the Century Mile project. The balance of the Century Mile construction will be financed through our new and existing credit facilities or with available cash. See "Use of Proceeds" on page S-7 of this prospectus supplement.

        In June 2017, our subsidiary Century Casinos Europe GmbH ("CCE") acquired casino licenses held by Saw Close Casino Ltd. in Bath, England. We are planning to develop and operate a 15,000 square foot casino using the casino licenses. When completed, the casino will offer about 18 gaming tables, 35 slot machines and 24 automated live gaming terminals. The casino will be located in the center of Bath's evening leisure district and opposite the popular Royal Theatre and will form part of a mixed leisure development, which is planned to include a 147 bedroom four-star hotel and two restaurants. The purchase price for the acquisition was GBP 0.6 million ($0.8 million based on the exchange rate in effect on September 30, 2017), of which GBP 0.1 million ($0.1 million based on the exchange rate in effect on June 20, 2017) was paid at closing and GBP 0.5 million ($0.7 million based on the exchange rate in effect on September 30, 2017) is subject to certain regulatory and governmental approvals and opening of the casino. In addition, we assumed liabilities in the amount of GBP 0.2 million ($0.3 million based on the exchange rate in effect on September 30, 2017) that are repayable if certain performance criteria are met once the casino is in operation. We also have deposited GBP 0.8 million ($1.0 million based on the exchange rate in effect on September 30, 2017) into an escrow account to secure performance of certain obligations under lease agreements with the landlord of the property, which will be released in connection with work we perform to fit out the casino. We estimate that construction and fitting out of the casino will cost an additional GBP 5.0 million ($6.7 million based on the exchange rate in effect on September 30, 2017).

        In August 2017, we announced that, together with the owner of the Hamilton Princess Hotel & Beach Club in Hamilton, Bermuda, we had submitted a license application to the Bermudan government for a casino at the Hamilton Princess Hotel & Beach Club. The casino will feature approximately 200 slot machines, 17 live table games, one or more electronic table games and a high limit area and salon prive. The Bermudan government will issue a provisional casino license as the next step in the application process. The conditions of the provisional casino license must be agreed upon by the Bermudan government and the company awarded the license. We currently have no estimated time frame on when the application process will be completed, and there is no assurance a license will be awarded. CCE entered into a long-term management agreement with the owner of the hotel to manage the operations of the casino and receive a management fee if the license is awarded. CCE will also provide a $5.0 million loan for the purchase of casino equipment if the license is awarded.

Corporate Information

        Our principal executive offices in the U.S. are located at 455 E. Pikes Peak Avenue, Suite 210, Colorado Springs, Colorado 80903, and our telephone number at those offices is (719) 527-8300. We maintain a website at www.cnty.com. Information that you may find on our website is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Common stock offered by us	4,250,000 shares.
Common stock to be outstanding after this offering	28,722,320 shares.
Over-allotment option	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 637,500 shares of our common stock.
Use of proceeds

We intend to use up to $25 million of the net proceeds received from the sale of our common stock in this offering to fund construction costs for the Century Mile project. We intend to use the remaining net proceeds to invest in additional gaming projects and for working capital and other general corporate purposes. See "Use of Proceeds" on page S-7 of this prospectus supplement.

Risk factors

See "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

NASDAQ Capital Market listing	CNTY

        The number of shares of our common stock to be outstanding after this offering set forth above is based on 24,472,320 shares of our common stock outstanding as of November 1, 2017.

        Unless otherwise indicated, all information in this prospectus supplement, including the number of shares of our common stock to be outstanding after this offering set forth above, excludes 1,349,361 shares subject to outstanding options as of November 1, 2017 having a weighted average exercise price of $4.9855 per share, and 3,500,000 shares of common stock reserved for issuance under our equity incentive plans.

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2016, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with all of the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, before making an investment decision. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the market price of our common stock could decline, and you may lose all or part of your investment in our securities.

Risks Related to this Offering

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

        The issuance of new shares of our common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings or other potential adverse effects from this offering. In turn, these resales could have the effect of depressing the market price for our common stock. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Future sales or other issuances of our common stock could depress the market for our common stock.

        Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

        In connection with this offering, we and our directors and officers have entered into a lock-up agreement for a period of 90 days following this offering. We and our directors and officers may be released from the lock-up prior to the expiration of the lock-up period at the sole discretion of Stifel, Nicolaus & Company, Incorporated. See "Underwriting" beginning on page S-10 of this prospectus supplement. Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

        Future issuances of our common stock could further depress the market for the common stock.

We have discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

        Our management will have discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See "Use of Proceeds" on page S-7 of this prospectus supplement.

Risks Related to Our Common Stock

Our stock price has been volatile and may decline significantly and unexpectedly.

        Our common stock trades in the U.S. on the NASDAQ Capital Market, which consists of relatively small issuers and a lack of significant trading volumes relative to other U.S. markets. These factors may result in volatility in the price of our common stock. For instance, the trading price of our common stock on the NASDAQ Capital Market in 2015 and 2016 varied from a high of $8.27 to a low of $4.85. See "Price Range of Common Stock" on page S-8 of this prospectus supplement.

Certain anti-takeover measures we have adopted may limit our ability to consummate transactions that some of our security holders might otherwise support.

        We have a fair price business combination provision in our certificate of incorporation, which requires approval of certain business combinations and other transactions by holders of 80% of our outstanding shares of voting stock. In addition, our certificate of incorporation allows our board of directors to issue shares of preferred stock without stockholder approval. These provisions generally have the effect of requiring that any party seeking to acquire us negotiate with our board of directors in order to structure a business combination with us. This may have the effect of depressing the price of our common stock due to the possibility that certain transactions that our stockholders might favor could be precluded by these provisions.

We do not intend to pay dividends in the foreseeable future.

        We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. See "Dividend Policy" on page S-8 of this prospectus supplement.

Regulation Risk Related to Stockholders

Stockholders may be required to dispose of their shares of our common stock if they are found unsuitable by gaming authorities.

        Gaming authorities in the U.S. and Canada generally can require that any beneficial owner of our common stock and other securities file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of our securities to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner's suitability, and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required by law to dispose of our securities. Our certificate of incorporation also provides us with the right to repurchase shares of our common stock from certain beneficial owners declared by gaming regulators to be unsuitable holders of our equity securities, and the price we pay to any such beneficial owner may be below the price such beneficial owner would otherwise accept for his or her shares of our common stock.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption "Risk Factors" in our reports that we file with the SEC, incorporated in this prospectus supplement and the accompanying prospectus by reference.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

        Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the common stock that we are offering will be approximately $30.0 million (or approximately $34.4 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. See "Underwriting" beginning on page S-10 of this prospectus supplement for additional disclosure regarding underwriting discounts and commissions and expense reimbursement.

        We intend to use up to $25 million of the net proceeds received from the sale of our common stock in this offering to fund construction costs for the Century Mile project. We intend to use the remaining net proceeds for investments in additional gaming projects and for working capital and other general corporate purposes, including, without limitation, expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

        The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the common stock in this offering.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NASDAQ Capital Market under the symbol "CNTY." The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on the NASDAQ Capital Market:

	High	Low
Fiscal Year Ended December 31, 2015
First Quarter	$6.29	$4.85
Second Quarter	$6.45	$5.15
Third Quarter	$7.07	$5.60
Fourth Quarter	$7.84	$5.82
Fiscal Year Ended December 31, 2016
First Quarter	$7.80	$5.34
Second Quarter	$6.96	$5.40
Third Quarter	$6.93	$5.85
Fourth Quarter	$8.27	$6.00
Fiscal Year Ending December 31, 2017
First Quarter	$8.23	$6.54
Second Quarter	$8.89	$7.12
Third Quarter	$8.40	$6.28
Fourth Quarter (through November 15, 2017)	$9.50	$7.86

        As of November 1, 2017, there were 134 holders of record of our common stock. On November 15, 2017, the last sale price reported on the NASDAQ Capital Market for our common stock was $8.99 per share.

        The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See "Where You Can Find More Information" and "Incorporation By Reference" on page S-16 of this prospectus supplement.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our shares of common stock or other securities. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock, including any common stock represented by depositary certificates or other securities, in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.

 DESCRIPTION OF COMMON STOCK

        In this offering, we are offering shares of common stock. The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" beginning on page 5 of the accompanying prospectus.

 UNDERWRITING

        Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock indicated below:

Name	Number of Shares
Stifel, Nicolaus & Company, Incorporated	2,125,000
Roth Capital Partners, LLC	1,275,000
Craig-Hallum Capital Group LLC	637,500
Union Gaming Securities, LLC	212,500

Total	4,250,000

        The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters' obligations commits them to purchase and pay for all of the shares of common stock listed above if any are purchased.

        The representatives expect to deliver the shares of common stock to purchasers on or about November 21, 2017.

Commissions and Discounts

        The underwriters initially propose to offer the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 637,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, to cover over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as would be obtained by dividing the number listed next to the underwriter's name in the table above by the total number of shares of common stock being offered.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 637,500 shares of our common stock.

			Total
	Per Share		No Exercise	Full Exercise
Public offering price	$7.50		$31,875,000.00	36,656,250.00
Underwriting discounts and commissions	$0.39	(1)	$1,673,437.50	1,924,453.12	(1)
Proceeds to us, before expenses	$7.11	(1)	$30,201,562.50	34,731,796.88	(1)

(1)
Rounded to two decimal places.

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $325,000.

Indemnification of Underwriters

        We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

        We and our directors and executive officers have agreed that, subject to certain exceptions, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, or enter into a transaction which would have the same effect;
  •
  enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such aforementioned transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise; or
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  publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

NASDAQ Capital Market Listing

        Our common stock is listed on the NASDAQ Capital Market under the trading symbol "CNTY".

Passive Market-Making

        In connection with the offering, the underwriters may engage in passive market-making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker's bid, that bid must be lowered when specified purchase limits are exceeded.

Short Sales, Stabilizing Transactions, and Penalty Bids

        In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock on the NASDAQ Capital Market. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        The underwriters have advised us that, pursuant to Regulation M of the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

Other Relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have in the past performed and may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than A43,000,000 and (3) an annual net turnover of more than A50,000,000, as shown in its last annual or consolidated accounts;
  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or
  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Canada

        This prospectus supplement constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offense.

        Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to

section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships that may exist between the company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

        The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

        Each Canadian investor who purchases the securities will be deemed to have represented to the company, the underwriter(s) and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Faegre Baker Daniels LLP, Denver, Colorado. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's internet site is www.SEC.gov. Our internet site address is www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

        We "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus supplement updates the information incorporated by reference into this prospectus supplement, and information that we file subsequently with the SEC will automatically update information in this prospectus supplement as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished but not filed in accordance with SEC rules, including information under Item 2.02 or Item 7.01 of any Form 8-K and any related financial statements and exhibits):

  •
  Annual Report on Form 10-K for the year ended December 31, 2016 filed March 10, 2017, including information specifically incorporated by reference from our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed April 28, 2017;
  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed May 5, 2017, for the quarter ended June 30, 2017 filed August 7, 2017 and for the quarter ended September 30, 2017 filed November 6, 2017;
  •
  Current Reports on Form 8-K filed March 8, 2017, June 15, 2017 and June 22, 2017; and
  •
  the description of our common stock contained in the Current Report on Form 8-K filed July 11, 2005.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or telephoning us at the following address or phone number:

Century Casinos, Inc.
Attention: Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903
(719) 527-8300

PROSPECTUS

$100,000,000

CENTURY CASINOS, INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Certificates
Warrants
Units

        We may from time to time offer up to an aggregate offering amount of $100,000,000 of common stock, preferred stock, debt securities, depositary securities, depositary certificates, warrants, or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "CNTY."

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AND THE SECTIONS ON RISK FACTORS CONTAINED IN ANY SUPPLEMENTS TO THIS PROSPECTUS AND IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated July 10, 2017

        You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        Whenever we refer to "we," "our" or "us" in this prospectus, we mean Century Casinos, Inc. and its subsidiaries. When we refer to "you" or "yours," we mean the holders or prospective purchasers of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is www.SEC.gov. Our Internet site address is www.cnty.com. None of the information posted to our web site is incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished but not filed in accordance with SEC rules, including information under Item 2.02 or Item 7.01 of any Form 8-K and any related financial statements and exhibits).:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016 filed March 10, 2017, including information specifically incorporated by reference from our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed April 28, 2017;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed May 5, 2017;

  •
  Current Report on Form 8-K filed March 8, 2017; and

  •
  The description of our common stock contained in the Current Report on Form 8-K filed July 11, 2005.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (719) 527-8300 or writing to us at the following address:

Century Casinos, Inc.
Attention: Corporate Secretary
455 E. Pikes Peak Ave., Suite 210
Colorado Springs, Colorado 80903

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

        Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY

        Century Casinos, Inc., a Delaware corporation founded in 1992, is an international casino entertainment company that develops and operates gaming establishments as well as related lodging, restaurant, horse racing (including off-track betting) and entertainment facilities around the world. Our main goal is to grow our business worldwide by actively pursuing the development or acquisition of new gaming opportunities and reinvesting in our existing operations.

        Our principal executive offices in the U.S. are located at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 and our telephone number at those offices is (719) 527-8300. We maintain a website at www.cnty.com. Unless specifically incorporated by reference in this prospectu s or in a prospectus supplement , information that you may find on our website is not part of this prospectus or such prospectus supplement.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	For The Three Months Ended March 31, 2017	For The Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)(2)	4.32	4.36	4.83	1.90	7.90	8.28

(1)
For purposes of the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes plus fixed charges, less capitalized interest, less net earnings attributable to non-controlling interests, plus net loss attributable to non-controlling interests. "Fixed charges" consist of interest expense, capitalized interest and an estimate of the portion of rental expense representative of the interest factor.

(2)
The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of the securities for investments in additional gaming projects and for working capital and other general corporate purposes, including without limitation expanding existing businesses, acquiring businesses, investing in other business opportunities and repayment or refinancing of debt. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our shares of common stock or other securities. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock, including any common stock represented by depositary certificates or other securities, in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.

DESCRIPTION OF OUR CAPITAL STOCK

        Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. A description of the material terms and provisions of our certificate of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Common Stock

        Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights except as described under the heading "—Business Combinations with Interested Stockholder; Redemption Provisions" below.

        Our common stock currently trades on the NASDAQ Capital Market under the symbol "CNTY." As of May 22, 2017, 24,468,618 shares of common stock were outstanding.

Preferred Stock

        Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading "Description of Preferred Stock" below.

Redemption Provisions

        Our certificate of incorporation provides that our shares of capital stock are subject to repurchase if in the judgment of our board of directors such repurchase is necessary to obtain or maintain a license or franchise to conduct any portion of our business. We must provide such security holders with 30 days' written notice of our intent to redeem the securities held by them, subject to certain exceptions. Following the expiration of a 30-day notice period, any securities selected for redemption by our board of directors cease to entitle the holder thereof to any rights other than the right to receive the redemption price for such securities. The redemption price will generally be the average closing price of the securities to be redeemed for the 45 trading days preceding the redemption date.

Anti-Takeover Effects

        Provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board, and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us. They may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The following summarizes these provisions.

Business Combinations with Interested Stockholder; Redemption Provisions

        Our certificate of incorporation prohibits us from engaging in a "business combination" with an "interested stockholder" without the approval by affirmative vote of the holders of at least 80% of our outstanding voting stock, unless:

  •
  Prior to completion of the business combination, a majority (but not fewer than two) of the "continuing directors" approve such business combination. "Continuing directors" means directors other than the relevant interested stockholder or an affiliate, associate, employee, agent or nominee of such interested stockholder, or a relative of the foregoing, who were either (i) directors prior to the time such interested stockholder became an interested stockholder, or (ii) successors of such a continuing director who are recommended or elected to succeed such continuing director by a majority of the continuing directors then on our board; or

  •
  Stockholders other than the interested stockholder are entitled to receive consideration in such business combination that exceeds certain thresholds set forth in our certificate of incorporation.

        For purposes of this provision of our certificate of incorporation, a "business combination" includes mergers, asset sales or other transactions with or suggested by an interested stockholder, with an "interested stockholder" being defined as (i) a person who, together with affiliates and associates, owns, or within two years prior to the date of determination that the person is an "interested stockholder," did own, 5% or more of the corporation's voting stock, or (ii) an assignee, in any transaction not involving a public offering during the preceding two years, of shares of stock held by an interested stockholder.

        In addition, if an interested stockholder becomes the beneficial owner of more than 50% of our voting stock as a result of transactions not involving our issuance of capital stock to such interested stockholder or an affiliate or associate thereof, stockholders other than the interested stockholder and its affiliates and associates will have the option to have us redeem their shares of our voting stock. Such option will not be available if, within ten days after commencement of a tender offer by an interested stockholder for shares of our common stock, a majority of the continuing directors recommend that stockholders accept the tender offer, or if, within 30 days of our receipt of notice of the interested stockholder becoming the beneficial owner of more than 50% of our voting stock, the continuing directors determine that such redemption would not be in our best interests.

        The provisions of our certificate of incorporation relating to business combinations with an interested stockholder and related redemption rights may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Delaware Anti-Takeover Statute

        Transactions that are not governed by the business combination provision in our certificate of incorporation, as described above, are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  Prior to such date, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  On or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an "interested stockholder" being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "interested stockholder," did own, 15% or more of the corporation's voting stock.

Classified Board of Directors

        Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of five directors. Each director who is elected at an annual meeting of stockholders is elected for a three-year term expiring at the third annual meeting of stockholders after such director's election. Accordingly, under most circumstances, directors of one class only are elected at each year's annual meeting of stockholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

        Our certificate of incorporation provides that directors may only be removed from office without cause by an affirmative vote of the holders of 80% of our outstanding voting stock, and may only be removed with cause by an affirmative vote of the holders of a majority of our outstanding voting stock. Only our board of directors is authorized to fill vacant directorships or change the size of our board. The provisions of our certificate of incorporation relating to removal of directors, the size of our board, filling vacancies on the board and related matters may only be amended by an affirmative vote of the holders of 80% of our outstanding voting stock.

Stockholder Action; Special Meetings of Stockholders

        Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, or by the Chairman or Vice Chairman of the board or by our President.

Authorized But Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are generally available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Transfer Agent and Registrar

        Computershare Trust Company, Inc. serves as the transfer agent and registrar for our common stock.

Limitations of Director Liability

        Our certificate of incorporation limits personal liability of our directors for breaches by the directors of their fiduciary duties to the fullest extent provided by Delaware law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to us or our stockholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends and liability based on a transaction from which the director derives an improper personal benefit. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Regulatory Restrictions

        We may not issue any voting securities except in accordance with the provisions of the Colorado Limited Gaming Act (the "Act") and the regulations promulgated thereunder. The issuance of any voting securities in violation of the Act will be void, and the voting securities will be deemed not to be issued and outstanding. No voting securities may be transferred, except in accordance with the provisions of the Act and the regulations promulgated thereunder. Any transfer in violation of these provisions will be void. If the Gaming Commission at any time determines that a holder in excess of 5% of our voting securities is unsuitable to hold the securities, then we may, within sixty (60) days after the finding of unsuitability, purchase the voting securities of the unsuitable person at the lesser of (a) the cash equivalent of such person's investment, or (b) the current market price as of the date of the finding of unsuitability, unless such voting securities are transferred to a suitable person within sixty (60) days after the finding of unsuitability. Until our voting securities are owned by persons found by the Gaming Commission to be suitable to own them, (a) we are not permitted to pay any dividends or interest with regard to the voting securities, (b) the holder of such voting securities will not be entitled to vote, and the voting securities will not for any purposes be included in the voting securities entitled to vote, and (c) we may not pay any remuneration in any form to the holder of the voting securities, except in exchange for the voting securities.

DESCRIPTION OF PREFERRED STOCK

        Our certificate of incorporation permits us to issue, without stockholder approval, up to 20,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Delaware General Corporation Law and our certificate of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

  •
  the designation of each series and the number of shares constituting each series;

  •
  dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;

  •
  rights and terms of redemption, including sinking fund provisions and redemption prices;

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  liquidation preferences;

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  voting rights;

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  conversion rights and terms; and

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  terms concerning the distribution of assets.

        All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable. Our board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

        We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

  •
  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;

  •
  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  the procedures for any auction and remarketing, if any, for the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

  •
  on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  •
  junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

        The term "equity securities" does not include convertible debt securities.

        This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading "Description of Our Capital Stock" above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

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  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

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  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

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  any restrictions on transfer, sale or assignment of the debt securities of the series; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with the provisions described above under "Description of Debt Securities-Consolidation, Merger or Sale;"

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities-General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of any debt securities of any series;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  provide for payment;

  •
  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  pay principal of and premium and interest on any debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF DEPOSITARY CERTIFICATES

        We may offer equity securities for sale in countries outside the United States, in which case we may issue certificates evidencing depositary shares of our common stock rather than directly issuing common stock to investors in such countries. These depositary certificates will represent a share of common stock or a fraction of a share of common stock, in final amounts to be set forth in the applicable prospectus supplement.

        The shares of common stock underlying any depositary certificates that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary certificate will be entitled to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the common stock underlying that depositary certificate.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary certificate, that describes the terms of any depositary certificates we are offering before the issuance of the related depositary certificates. The following summaries of material provisions of the deposit agreement and the depositary certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary certificates. We urge you to read the prospectus supplements relating to any depositary certificates that are sold under this prospectus, as well as the complete deposit agreement and depositary certificate.

Form

        Depositary certificates may be issued in physical form or as book entry securities. Depositary certificates to be issued in book entry form will be evidenced by one or more global certificates, which will be held by a nominee. The depositary may hold the global certificate as nominee, or the nominee may be a third party. Beneficial ownership interests in the global certificate will be electronically credited to the beneficial owner's account through a participant in the nominee holding the global certificate.

        In the case of depositary certificates to be issued in certificated form, pending the preparation of definitive depositary certificates, the depositary may, upon our written order, issue temporary depositary certificates substantially identical to the definitive depositary certificates but not in definitive form. These temporary depositary certificates entitle their holders to all of the rights of definitive depositary certificates. Temporary depositary receipts will then be exchangeable for definitive depositary certificates at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying common stock to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary certificates in proportion to the number of depositary shares underlying the certificates owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary certificates owned by them.

        If we issue depositary certificates in book entry form, the nominee holding the global certificate will arrange for the payment of dividends and other distributions to beneficial owners of the global certificate.

Redemption of Depositary Certificates

        If the common stock underlying any depositary certificates we may sell under this prospectus is subject to redemption in accordance with the terms of our certificate of incorporation or applicable law, the depositary certificates will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying common stock. The redemption price per depositary certificate will be equal to the redemption price per share payable with respect to the underlying common stock. Whenever we redeem shares of underlying common stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary certificates representing the shares of underlying common stock so redeemed.

Voting

        Upon receipt of notice of any meeting at which holders of the common stock underlying any depositary certificates that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary certificates. Each record holder of the depositary certificates on the record date, which will be the same date as the record date for the underlying common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying common stock represented by the holder's depositary certificates. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary certificates in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying common stock to the extent it does not receive specific instructions with respect to the depositary certificates representing such common stock.

        If we issue depositary certificates in book entry form, the nominee holding the global certificate will inform beneficial owners of the global certificate of meetings at which holders of common stock are entitled to vote. The nominee will employ its own procedures and systems in order to collect voting instructions from beneficial owners of the global certificate and communicate such instructions to the depositary, which will vote the underlying common stock accordingly. We may also allow beneficial owners of the global certificate to attend shareholder meetings and vote the shares of common stock underlying their ownership interest in the global certificate.

Amendment and Termination of the Deposit Agreement

        The form of depositary certificates and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary certificates will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary certificates at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary certificates have been redeemed or converted into any other securities into which the underlying common stock is convertible or there has been a final distribution, including to holders of depositary certificates, of the underlying common stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary certificates or persons other than ourselves who may deposit any underlying common stock with the depositary.

Reports

        The depositary will forward to holders of depositary certificates all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying common stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying common stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

DESCRIPTION OF WARRANTS

        We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary certificates, warrants or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        From time to time, we may sell the securities offered by this prospectus:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

        The applicable prospectus supplement relating to the securities will set forth:

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  their offering terms, including the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the net proceeds we may receive from the sale;

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  any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

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  any initial public offering price;

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  any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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  any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

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  at a fixed price or prices which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

        In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Faegre Baker Daniels LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

4,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Stifel

Roth Capital Partners

Craig-Hallum Capital Group

Union Gaming

November 17, 2017